UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 2, 2015

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd, Suite PH-D

Fort Lauderdale, FL 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2015, the Board of Directors (the “Board”) of Multimedia Platforms, Inc. (the “Company”) elected Mark L. Friedman and Patrick Kolenik to the Board effective immediately. In addition, C. Lawrence Rutstein was appointed as Chairman of the Board effective immediately. Mr. Rutstein has served as a member of the Board since March 31, 2015. Each of Mr. Friedman, Mr. Kolenik and Mr. Rutstein were elected to serve on the Board as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

The biographical information regarding the directors is listed below:

Mark L. Friedman, age 67, has over 40 years of business experience. Since 1993 Mr. Friedman has been a private equity and venture capital investor, currently serving as the Managing Partner of Constellation Investment Partners LLC (which he co-founded in 2001). He has also served as a director and audit committee member of several publicly-traded companies. While practicing corporate finance law as a partner at the law firm Shea & Gould, a major international law firm based in New York, Mr. Friedman represented primarily investment banking firms including Bear Sterns, Alex Brown, Drexel Burnham and Goldman Sachs. He co-founded RCL Capital Partners in 1992, which purchased substantial equity positions in Allied Digital Technologies and Disc Graphics. In 1986, he served as counsel and one of five principal investors in a structured leveraged buyout of Checker Motors Corporation. Mr. Friedman served as a director of several publicly-traded companies including AcaJoe (sports apparel) and Enchanted Village (educational toys) as well as of Allied Digital. He served as a director of Disc Graphics from 1995-2002. From 2007-2012 Mr. Friedman served as a director of Direct Markets Holdings (NASDAQ), a New York based investment banking firm. Since 2013, he has served as a director of Banyan Rail Services, Inc.

Mr. Friedman received a B.A. in History in 1970 (Magna Cum Laude) and a J.D. in 1973 (Cum Laude) from the University of Pennsylvania. He was elected to Phi Beta Kappa and served as Articles Editor of the University of Pennsylvania Law Review.

Patrick M. Kolenik, age 64, has over forty years of securities industry experience. Mr. Kolenik was the Chief Executive Officer of Sherwood Securities Corp. where he has been involved with more than 200 successful public and private financings. Since 2003, Mr. Kolenik has been a consultant to both public and private companies through his company PK Advisors. Mr. Kolenik currently serves on the Board of Directors of root9B Technologies Inc., a public company that focuses on cyber security and the Board of directors of SpendSmart Network Inc. (SSPC), a loyalty rewards and testing management company with more than 4,500,000 users. Mr. Kolenik previously served on the Board of Directors of American Roadside Burgers, Inc. and RestorGenex Corp (RESX), a public company that owns and operates more than 140 live events.

C. Lawrence Rutstein, age 71, has spent the last 27 years involved in financing and operating a number of public and private companies. From 2006 - 2012 he served as Senior Vice President of Patriot Rail Corp, a private acquirer of short line and regional railroads in the US, and has continued consulting with both public and private companies on their financial and corporate strategies. Mr. Rutstein served as Secretary and Vice President of Administration at Banyan Rail Services Inc. (formerly B.H.I.T. Inc) from 2008 to 2010. He served as the Chief Executive Officer of Regenesis Holdings Inc. from 1997 to 1998. He formed an investment partnership to purchase the Memphis Chicks AA Baseball Club and served as its Executive Vice President from 1992 to 1993. From 1991 to 1993, he served as General Partner and Vice President of Memphis Chicks Baseball Club. In 1989 he led an IPO for Cedar Group Inc., and served as its Chief Executive Officer until 1991. In 1980, Mr. Rutstein created and served as Managing Partner of Parker & Rutstein. Mr. Rutstein practiced securities law and corporate banking for several major Philadelphia law firms, including Morgan, Lewis & Bockius and Blank, Rome. From 1971 to 1972, he served as an Assistant Attorney General and Chief Counsel to the Pennsylvania Department of Banking and in 1973 became the first in-house counsel for Continental Bank, at that time a $1 billion bank in the Philadelphia area.

Mr. Rutstein earned his undergraduate degree from the University of Massachusetts in 1965 and a JD degree from Harvard Law School in 1968.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of the Form 8-K and Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Friedman, Mr. Kolenik and/or Mr. Rutstein is a party in connection with their appointment as directors of the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: September 10, 2015	By:	/s/ Robert Blair
Robert Blair
Chief Executive Officer